SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2002

ALLIANT TECHSYSTEMS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10582	41-16726904
(State or other jurisdiction of incorporation or organization)	(Commission File Number	(I.R.S. Employer Identification No.)

5050 LINCOLN DRIVE EDINA, MINNESOTA		55436-1097
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

NOT APPLICABLE

(Former name, former address and former fiscal year if changed from last report)

Item 5.  Other Events.

Admiral Paul David Miller, chairman and chief executive officer of ATK (Alliant Techsystems Inc.) has established a plan to trade specific amounts of ATK stock in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, in order to diversify to properly prepare for retirement on 1 January 2004.  Under the plan, Admiral Miller will exercise approximately 200,000 stock options and sell the underlying shares.  The shares will be sold with a predetermined price threshold.  Sales under the plan will be effected in a systematic manner with a goal of minimal market impact.

Admiral Miller also intends to transfer to other investment arrangements shares of phantom stock in the Company’s Management Deferred Compensation Plan and share units in the 401(k) Plan aggregating approximately 10,500 shares.

Following this diversification, Admiral Miller will continue to hold approximately 460,000 stock options, 53,000 unrestricted shares and 22,500 shares still subject to restrictions under the Company’s 1990 Equity Incentive Plan.

Item 7.  Financial Statements and Exhibits.

(a)   None.

(b)   None.

(c)   None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: November 6, 2002
	By:	/S/ Perri A. Hite
	Name:	Perri A. Hite
	Title:	Secretary